Exhibit 99.1

                                    FORM 11-K




(Mark One)
  [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended           December 31, 2002
                          ------------------------------------------------------
                                                     OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                          to
                               ------------------------   ----------------------
Commission file number             1-10312
                      ----------------------------------------------------------




              SYNOVUS FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN



                             SYNOVUS FINANCIAL CORP.
                                901 FRONT AVENUE
                                    SUITE 301
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-5220

















                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 2002, 2001, and 2000

                   (With Independent Auditors' Report Thereon)





                          INDEPENDENT AUDITORS' REPORT

The Plan Administrator
Synovus Financial Corp. Employee
  Stock Purchase Plan:

We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2002 and 2001, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2002 and 2001, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

April 11, 2003
                                            /s/KPMG LLP






                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                        Statements of Financial Condition

                           December 31, 2002 and 2001

                                                                         2002             2001
                                                                     ------------     ------------
                         ASSETS

Common stock of Synovus Financial Corp. at market value -
  2,507,469 shares (cost $41,725,679) in 2002 and
  2,490,767 shares (cost $36,757,923) in 2001 (note 2)               $ 48,644,895       62,368,026
Dividends receivable                                                      370,175          317,735
Cash                                                                      502,514          482,005
                                                                     ------------     ------------
                                                                     $ 49,517,584       63,167,766
                                                                     ============     ============
                LIABILITIES AND PLAN EQUITY

Plan equity (4,577 and 5,426 participants in 2002 and 2001,
  respectively)                                                      $ 49,517,584       63,167,766
                                                                     ============     ============

See accompanying notes to financial statements.

                                        2




                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

               Statements of Operations and Changes in Plan Equity

                  Years ended December 31, 2002, 2001, and 2000

                                                           2002            2001           2000
                                                       -------------   ------------   ------------
Dividend income                                        $   1,452,578      1,279,615      1,186,878
Realized gain on distributions to
  participants (note 5)                                    5,036,924      9,056,709      5,171,516
Unrealized (depreciation) appreciation of common
  stock of Synovus Financial Corp. (note 4)              (18,690,887)   (13,549,202)    14,166,917
Contributions (notes 1 and 3):
  Participants                                             7,991,626      7,392,598      6,620,926
  Participating employers                                  3,995,292      3,697,695      3,307,572
                                                       -------------   ------------   ------------
                                                            (214,467)     7,877,415     30,453,809

Withdrawals by participants - common stock of
  Synovus Financial Corp. at market value
  (531,105 shares in 2002, 627,031 shares in 2001,
  and 655,064 shares in 2000) - (note 5)                 (13,435,715)   (17,437,311)   (12,738,838)
                                                       -------------   ------------   ------------
            (Decrease) increase in Plan equity
              for the year                               (13,650,182)    (9,559,896)    17,714,971

Plan equity at beginning of year                          63,167,766     72,727,662     55,012,691
                                                       -------------   ------------   ------------
Plan equity at end of year                             $  49,517,584     63,167,766     72,727,662
                                                       =============   ============   ============

See accompanying notes to financial statements.

                                        3


                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2002, 2001, and 2000

(1)    DESCRIPTION OF THE PLAN

       The Synovus Financial Corp. Employee Stock Purchase Plan (the Plan) was implemented as of January 15, 1979. The Plan is designed to enable participating Synovus Financial Corp. (Synovus) and subsidiaries' employees to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and subsidiaries (the Participating Employers).

       Synovus serves as the Plan administrator. Prior to August 1, 2002, the Plan agent was State Street Bank and Trust Company. Effective August 1, 2002, the Plan agent is Mellon Investor Services, LLC, hereafter referred to as "Agent."

       Through June 30, 2002, all employees who worked twenty hours per week or more were eligible to participate in the Plan after completing three months of continuous employment prior to the beginning of a calendar quarter. Effective July 1, 2002, the Plan was amended to allow employees who work twenty hours per week or more to become eligible to participate in the plan on the first payroll date after completing three months of continuous employment.

       The Plan also permits a participant who has successfully completed the State of Georgia's Intellectual Capital Partnership Program (ICAPP) to begin participation in the Plan immediately upon the participant's commencement of employment with a Participating Employer. Such participant's period of employment for purposes of determining the maximum compensation participant payroll deduction under the Plan will be measured beginning on the date of such participant's commencement of participation in such program.

       Participants contribute to the Plan through payroll deductions as a percentage of compensation. The maximum contribution ranges from 3% to 7% of compensation, based on years of service. Through June 30, 2002, the minimum contribution percentage was 0.5% of compensation. Effective July 1, 2002, the minimum allowable contribution is 1% of compensation. Matching contributions to the Plan are to be made by the Participating Employers in an amount equal to one-half of each participant's contribution. All contributions to the Plan vest immediately.

       The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers' fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

       The Plan provides that each participant may withdraw at any time all or some of his account balance. The participant may elect to receive the proceeds in the form of shares of common stock of Synovus or in a lump-sum cash distribution. Prior to January 23, 2002, participants who had previously withdrawn shares from their Plan account remained eligible to participate, but with certain exceptions were precluded from receiving matching contributions from the Participating Employers for a specified period of time. Effective January 23, 2002, the Plan was amended to remove the above mentioned restriction on receiving matching contributions upon a withdrawal of shares from the Plan.

       Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's

                                                                     (Continued)

                                        4


                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                       December 31, 2002, 2001, and 2000

       right to the benefit of contributions made by him or his employer prior to the date of such amendment or termination.

       Synovus reserves the right to suspend participating employer contributions to the Plan if its board of directors feels that Synovus' financial condition warrants such action.

(2)    SUMMARY OF ACCOUNTING POLICIES

       The investment in Synovus common stock is stated at market value which is based on the closing price at year-end obtained by using market quotations on the principal public exchange market for which such security is traded. The December 31, 2002 and 2001 market values were $19.40 and $25.05 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per common stock share and the market value per share at the date of the distribution to the participants.

       Dividend income is accrued on the record date.

       Contributions by participants and Participating Employers, as well as withdrawals, are accounted for on the accrual basis.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by their employer. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                                                     (Continued)

                                        5


                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                       December 31, 2002, 2001, and 2000

(3)    CONTRIBUTION

       Contributions by Participating Employers and by participants are as follows:

                                                     2002                           2001                          2000
                                         ----------------------------   ----------------------------   -----------------------------
                                         PARTICIPATING                  PARTICIPATING                  PARTICIPATING
      PARTICIPATING EMPLOYERS              EMPLOYERS     PARTICIPANTS     EMPLOYERS     PARTICIPANTS     EMPLOYERS     PARTICIPANTS
---------------------------------------  -------------   ------------   -------------   ------------   -------------   ------------
Synovus Financial Corp.                  $     754,288     1,510,390        659,656      1,321,014         238,201        476,402
Columbus Bank and Trust Company                333,828       667,614        320,172        640,925         371,061        743,835
Commercial Bank and Trust Company
   of Troup County                              34,908        69,809         32,457         65,011          32,623         65,559
Commercial Bank of Thomasville                  52,010       104,012         49,355         98,706          48,416         96,828
Security Bank and Trust Company
   of Albany                                    48,014        95,965         55,350        110,693          53,011        106,014
Sumter Bank and Trust Company                   40,832        81,660         36,629         73,269          34,401         68,844
The Coastal Bank of Georgia                     47,833        95,661         47,173         94,787          47,588         95,620
First State Bank and Trust Company              39,685        79,362         39,028         78,397          41,102         82,591
Bank of Hazlehurst                              15,477        30,952         16,168         32,421          15,717         31,431
Cohutta Banking Company                         40,439        80,872         35,579         71,204          33,176         66,346
Bank of Coweta                                  55,863       111,718         54,907        109,805          59,053        118,363
Citizens Bank & Trust of West Georgia           86,381       172,749         83,006        165,999          77,841        155,672
Synovus Securities, Inc.                       187,350       374,689        164,216        329,372         131,227        262,198
The Quincy State Bank                           30,276        60,548         29,761         59,516          29,993         59,980
Community Bank and Trust of
   Southeast Alabama                            24,485        48,966         24,296         48,588          26,697         53,504
Tallahassee State Bank                          21,436        42,869         21,330         42,655          18,463         36,924
CB&T Bank of Middle Georgia                     41,018        82,031         36,272         72,968          40,387         80,767
First Community Bank of Tifton                  40,694        81,382         38,078         76,782          38,497         77,252
Synovus Technologies, Inc.                          --            --             --             --         189,541        379,644
CB&T Bank of Russell County                     34,326        68,647         35,272         70,540          34,066         68,127
Sea Island Bank                                 35,718        71,429         42,077         77,746          37,820         75,636
Citizens First Bank                             41,777        83,547         39,006         78,109          36,365         72,724
First Coast Community Bank                      24,932        49,861         20,358         41,329          19,329         38,655
Bank of Pensacola                               76,836       153,334         38,046         76,086          34,604         69,203
Vanguard Bank and Trust                         65,984       131,956         63,060        127,072          53,102        106,896
The National Bank of Walton County              37,535        75,064         36,448         72,890          37,635         75,266
Athens First Bank & Trust Co.                  139,416       278,815        131,285        262,557         124,251        248,493
The Citizens Bank of Fort Valley                18,380        36,757         15,623         31,244          14,337         28,714
The Citizens Bank of Cochran                    10,158        20,314         10,789         21,578          10,306         20,610
First Commercial Bank of Birmingham            124,945       249,877        109,881        219,761         101,537        203,061
First National Bank of Jasper                   84,556       169,098         83,830        167,647          81,383        162,411
Sterling Bank                                   34,570        69,135         32,077         64,149          32,318         64,632
The Bank of Tuscaloosa                          43,352        86,697         44,183         88,359          43,140         86,273
First Commercial Bank of Huntsville             43,909        87,812         39,329         78,652          34,762         69,520
Peachtree National Bank                         48,987        97,967         48,824         97,642          45,444         91,014
Synovus Mortgage Corp.                         217,767       435,517        198,435        392,059         106,690        212,478
Citizens & Merchants State Bank                 25,424        50,845         27,189         54,374          31,469         62,933
Synovus Trust Company                          161,567       323,119        138,387        277,526         131,951        264,359
Synovus Service Corp.                               --            --             --             --         195,237        392,609
The National Bank of South Carolina            253,789       507,539        247,187        494,371         231,542        462,991
Bank of North Georgia                          248,713       497,407        205,409        410,911         131,570        263,127
Georgia Bank & Trust                            34,056        68,107         28,504         57,002          26,223         52,440
Synovus Trust Company of Florida                12,456        24,911          9,755         19,509           7,633         15,266
Synovus Trust Company of Alabama                27,780        55,557         27,914         55,827          15,384         30,768
Charter Bank and Trust Co.                      40,056        80,106         42,226         84,446          42,034         84,064
Merit Leasing Corp.                              2,855         5,710          3,046          6,091           1,491          2,982
Mountain National Bank                          38,291        76,577         36,096         72,187          33,733         67,462
Total Technology Ventures                        3,029         6,057          3,006          6,012           2,562          5,125
ProCard                                         85,369       170,731         90,082        180,078          42,947         85,893
Synovus Insurance of Georgia                    10,461        20,921          9,832         19,663           8,505         17,010
Pointpathbank                                       --            --         30,603         61,274          10,718         21,434
TSYS Total Debt Management, Inc.                    --            --         50,266        101,323          20,489         40,976
Creative Financial Group                        44,812        89,621         16,237         32,472              --             --
GLOBALT, Inc.                                   18,284        36,567             --             --              --             --
Machinery Leasing Co., Inc.                        654         1,314             --             --              --             --
The Bank of Nashville                            9,731        19,461             --             --              --             --
                                         -------------     ---------      ---------      ---------       ---------      ---------
            Total contributions          $   3,995,292     7,991,626      3,697,695      7,392,598       3,307,572      6,620,926
                                         =============     ==========     =========      =========       =========      =========


                                                                     (Continued)

                                        6


                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                       December 31, 2002, 2001, and 2000

(4)    UNREALIZED (DEPRECIATION) APPRECIATION OF SYNOVUS COMMON STOCK

       Changes in unrealized (depreciation) appreciation of Synovus common stock are as follows:

                                                2002           2001          2000
                                            -------------   -----------   ----------
Unrealized appreciation at end of year      $   6,919,216    25,610,103   39,159,305
Unrealized appreciation at beginning
  of year                                      25,610,103    39,159,305   24,992,388
                                            -------------   -----------   ----------
Unrealized appreciation (depreciation)
  for the year                              $ (18,690,887)  (13,549,202)  14,166,917
                                            =============   ===========   ==========

(5)    REALIZED GAIN ON WITHDRAWAL DISTRIBUTIONS TO PARTICIPANTS

       The gain realized on withdrawal distributions to participants is summarized as follows:

                                                2002           2001          2000
                                            -------------   -----------   ----------
Market value at dates of distribution or
 redemption of shares of Synovus
 common stock                               $  13,435,715    17,437,311   12,738,838
Less cost (computed on an average cost
 basis) of shares of Synovus common
 stock distributed or redeemed                  8,398,791     8,380,602    7,567,322
                                            -------------   -----------   ----------
             Total realized gain            $   5,036,924     9,056,709    5,171,516
                                            =============   ===========   ==========

                                        7